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                                                                   EXHIBIT 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 31, 2000, except as to Note 2, which is as of February 22, 2000, relating to the consolidated financial statements of Northern States Power Company, which appears in Xcel Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
February 7, 2002